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                                                                     Exhibit 4.3



                                  GUARANTEE OF
                     THE PNC FINANCIAL SERVICES GROUP, INC.


         FOR VALUE RECEIVED, THE PNC FINANCIAL SERVICES GROUP, INC. (formerly known as PNC Bank Corp.), a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the "Guarantor"), hereby unconditionally guarantees to the holder of the Security upon which this Guarantee is endorsed the due and punctual payment of the principal and interest on said Security, when and as the same shall become due and payable, whether by declaration thereof or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of default by PNC Funding Corp (herein called the "Company") in the payment of any such principal or interest, the Guarantor agrees duly and punctually to pay the same.

         The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of said Security or said Indenture, any failure to enforce the provisions of said Security or said Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the holder of said Security or the Trustee under said Indenture or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of a merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of and premium, if any, and interest on said Security.

         The obligations of the Guarantor evidenced by this Guarantee, to the extent and in the manner set forth in said Indenture, shall rank pari passu in right of payment with each other and with the Guarantor's unsecured obligations to holders of Senior Guarantor Indebtedness (as defined in said Indenture), and are senior in right of payment to the Existing Guarantor Subordinated Indebtedness (as defined in said Indenture), and each holder of Securities, by the acceptance hereof, agrees to and shall be bound by such provisions of said Indenture. The obligations of the Guarantor evidenced by this Guarantee shall also rank pari passu in right of payment with the Guarantor's guarantees of the Company's 6.95% Notes Due 2002, Floating Rate Senior Notes Due 2003, Floating Rate Senior Notes Due 2004, 7.00% Notes Due 2004 and 5.75% Senior Notes Due 2006.

         The Guarantor shall be subrogated to all rights of the holder of said Security against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of and premium, if any, and interest then due on all Securities issued under said Indenture shall have been paid in full.



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         This Guarantee shall not be valid or become obligatory for any purpose until the certificate of authentication on the Security on which this Guarantee is endorsed shall have been signed manually by the Trustee under the Indenture referred to in said Security.

         All terms used in this Guarantee which are defined in the Indenture, dated as of December 1, 1991, among the Company, the Guarantor and the Manufacturers Hanover Trust Company, as Trustee (the term "Trustee" includes any successor trustee under the Indenture), as amended by a Supplemental Indenture dated as of February 15, 1993, by and among the Company, the Guarantor and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company and now known as The Chase Manhattan Bank) ("Trustee"), and as further amended by a Second Supplemental Indenture dated as of February 15, 2000, by and among the Company, the Guarantor and the Trustee shall have the meanings assigned to them in the Indenture.



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                      [signatures appear on following page]




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



         IN WITNESS WHEREOF, THE PNC FINANCIAL SERVICES GROUP, INC. has caused this Guarantee to be duly executed by manual or facsimile signature under its corporate seal or a facsimile thereof.

Dated:  October 30, 2001

                                      THE PNC FINANCIAL SERVICES GROUP, INC.



                                      By
                                         --------------------------------------
                                         Name:  Robert L. Haunschild
                                         Title: Senior Vice President and
                                                Chief Financial Officer

Attest:



--------------------------------
Name:  Thomas R. Moore
Title: Corporate Secretary


[SEAL]




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